UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2015

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonus Payments, Stock Option Awards and Restricted Stock Unit Awards for Named Executive Officers

On January 23, 2015, the Compensation Committee of the Board of Directors, or the Compensation Committee, of VIVUS, Inc., or the Company, authorized and approved cash bonus payments pursuant to the Company’s employee annual bonus plan for fiscal year 2014 adopted on the same date, or the Annual Bonus Plan, and stock option awards and restricted stock unit awards under the Company’s 2010 Equity Incentive Plan to certain of the Company’s employees, including named executive officers Seth H. Z. Fischer, Chief Executive Officer, Svai S. Sanford, Chief Financial Officer and Chief Accounting Officer, John L. Slebir, Senior Vice President, Business Development and General Counsel and Secretary, Wesley W. Day, Ph.D., Vice President, Clinical Development and Guy P. Marsh, Vice President, U.S. Operations and General Manager.  The following table sets forth the specific cash bonus payments under the Annual Bonus Plan, stock option awards and restricted stock unit awards authorized and approved for each of Messrs. Fischer, Sanford, Slebir and Marsh and Dr. Day:

Named Executive Officers (1)	Cash Bonus Payments	Stock Option Awards (2)	Restricted Stock Unit Awards (3)
Seth H. Z. Fischer	$416,000	628,600	66,000
Svai S. Sanford	$112,000	240,300	25,300
John L. Slebir	$170,000	246,400	25,900
Wesley W. Day, Ph.D.	$138,300	232,900	24,500
Guy P. Marsh	$95,000	105,100	11,000

(1)               These individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on August 15, 2014.

(2)               The shares of common stock subject to each stock option will vest and become exercisable over four (4) years as follows: one-fourth (1/4th) of the total number of shares subject to the option will vest and become exercisable on the one (1) year anniversary of the date of grant and an additional one forty-eighth (1/48th) of the total number of shares subject to the option will vest and become exercisable each full month thereafter, subject to each such individual continuing to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan) on the relevant vesting dates.  Each stock option has an exercise price of $2.74 per share, a 7-year term from the date of grant and an exercise period equal to 12 months from the date each such individual ceases to be a Service Provider.

(3)               Each restricted stock unit award will vest pursuant to the following four (4) year schedule commencing on January 1, 2015: one-fourth (1/4th) of the restricted stock unit award will vest on January 1, 2016 and an additional one-sixteenth (1/16th) of the restricted stock unit award will vest at the end of each calendar quarter thereafter (i.e., March 31st, June 30th, September 30th and December 31st), subject to each such individual continuing to be a Service Provider on the relevant vesting dates.

The Compensation Committee, in its sole discretion, authorized and approved the cash bonuses under the Annual Bonus Plan for each of the named executive officers.  Bonuses were calculated using a formula that includes: (a) the individual’s base salary, (b) the individual’s target bonus, and (c) such other discretionary factors as the Compensation Committee determined appropriate given the performance of the Company and the participant’s contribution to the Company’s overall performance, including the achievement of various corporate objectives.

Increases to Base Salary Compensation for Named Executive Officers

On January 23, 2015, the Compensation Committee conducted its annual review of the base salaries of the Company’s officers and employees, including its named executive officers.  The review of Mr. Fischer’s base salary was also conducted pursuant to the terms of the Employment Agreement dated September 3, 2013 by and between the Company and Mr. Fischer.  The following table sets forth the 2015 base salaries authorized and approved for each of Messrs. Fischer, Sanford, Slebir and Marsh and Dr. Day:

Named Executive Officers (1)	2014 Base Salary	2015 Base Salary
Seth H. Z. Fischer	$650,000	$675,000
Svai S. Sanford	$350,000	$362,300
John L. Slebir	$425,000	$438,800
Wesley W. Day, Ph.D.	$432,300	$440,600
Guy P. Marsh	$377,300	$380,000

(1)                                 These individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on August 15, 2014.

Other Compensation for Named Executive Officers

As previously disclosed, the Company’s Chief Executive Officer, Senior Vice Presidents (or equivalent pay grade) and Vice Presidents (or equivalent pay grade) are eligible to receive annual cash payments for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with such eligibility being up to 80%, 50% and 40%, respectively, of such named executive officers’ base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir Senior Vice President, Business Development and General Counsel

Date:  January 27, 2015